Exhibit 10.31


                              Partnering Agreement

                            concluded by and between


                            Giesecke & Devrient GmbH

                 Prinzregentenstrasse 159, 81677 Munich, Germany

                      - hereinafter referred to as "G&D" -

                                of the one part,


                                       and


                          Smart Chip Technologies, LLC

                           26800 Aliso Viejo, CA, USA

                      - hereinafter referred to as "SCTN" -


                               of the other part.

Partnering Agreement


   1.    Recitals
         G&D is active in all card application areas, and supplies a wide range of complete system solutions for international payment transactions. The wide spectrum of multifunctional G&D card solutions ranges from counterfeit-proof identity cards through contactless smart cards for transportation applications and data-secure health cards to loyalty cards. In addition, G&D is a solutions specialist in the field of information and network security. Represented on all continents, G&D is certified by the leading card organizations and a member of internationally relevant technical committees. SCTN is a Software Technology Company with a patent protected loyalty application for use in the smart card and wireless environment. The software is designed to operate on smart cards, point-of-sale terminals, and smart devices such as personal digital assistants. SCTN also provides complete loyalty program management, transaction processing, and accounting services through its LoyaltyCentral(tm) software and back office operation.

   2.    Functional Scope of the Agreement
         G&D and SCTN agree to cooperate on the marketing and sale of joint solutions based on G&D's Chip Cards and Chip Card Operating Systems and SCTN's Loyalty Application as set out in detail in this Agreement.

   3.    Subject of the Agreement
         The cooperation between G&D and SCTN encompasses the aspects described below:

   3.1   Leads
         If a third party desires to establish contact with one of the partners ("Lead"), the parties hereto agree to proceed as follows:
         a) In cases where one of the partners is directly mentioned by name, the other partner refers the Lead immediately to the partner concerned, if possible accompanied by the following information: see Annex 1, Lead Details (schedule of minimum information on Leads).
         b) Indirect Leads, i.e. cases where neither of the partners is referred to directly by name, but it can be deduced which partner is intended, are referred by each partner to the partner concerned in the same way as described in a) above.
         c) Unspecific or general Leads need not be referred to the respective other partner.
         d) The same applies to Leads relating to associations, government agencies or suppliers.
         e) Press Leads are followed up by the partner receiving them. However, the other partner must be informed immediately. The procedure is in accordance with 3.10 below.
         f) Beyond the referral of Leads as provided here, no customer information is exchanged, in particular no lists of customers. It is further agreed that no information on suppliers is to be exchanged.

   3.2   Promotional material
         The exchange of promotional material, the adoption of promotional material supplied by the other partner and the joint development of promotional material must be agreed in writing on a case by case basis as supplement to this Agreement. The written agreement must include in particular a provision on the allocation of the costs incurred.

   3.3   Customer acquisition planning
         G&D and SCTN intend to jointly develop a plan for the acquisition of customers in the Loyalty application for both payment and non-payment market segment. The customer acquisition planning shall be in place 90 days after the execution of the contract. Each partner acquires a global, non-transferable, non-exclusive right to use the finished plan or preliminary stages thereof. However, neither partner may pass the plan or its preliminary stages to a competitor of the other partner, or use it in any way in connection with such a competitor. If the agreed resources are not sufficient for completion of the plan, the partners may agree in writing to make further resources available. If such an agreement is not reached, the work on the customer acquisition plan will be discontinued.

   3.4   Sales calls
         Joint calls on customers are jointly prepared and the details agreed between the partners adequately in advance of the call. Unless explicitly otherwise agreed in writing, each partner itself bears the costs that it originates.

   3.5   Joint promotional activities
         It is understood by the parties that a mutually agreed to press release describing the intent of the parties as laid out in the agreement will be released within 5 business days after the execution of the agreement.

   3.6   Joint business plan
         G&D and SCTN intend to jointly develop a business plan for the above mentioned market segment. Above mentioned business plan shall be in place 60 days after the execution of the agreement. Each partner acquires a global, non-transferable, non-exclusive right to use the finished plan or preliminary stages thereof. However, neither partner may pass the plan or its preliminary stages to a competitor of the other partner, or use it in any way in connection with such a competitor. If the agreed resources are not sufficient for completion of the business plan, the partners may agree in writing to make further resources available. If such an agreement is not reached, the work on the business plan will be discontinued.

   3.7   Development activities
         Joint development activities are agreed in writing by means of a separate development agreement on a case by case basis. Before the execution of this development agreement there is no obligation to undertake development activities and no entitlement to remuneration or payment of expenses. Without legal obligation at present, the partners intend to examine the possibilities of undertaking the following joint development work:

         Integration of SCTN's Loyalty Application with G&D's Smart Card Operating System as well as an integration at an application level.

   3.8   Training, skills development
         Concrete agreements on training and skills development measures must be concluded on a case by case basis but it is intended to provide each other's sales forces at minimum with each party's product documentation.

   3.9   Mutual support
         Both parties undertake to use their best efforts to support each other within the limits of their commercial and operational capabilities, except where otherwise provided under this Agreement. Such support shall not include the disclosure of know-how or the performance of any services for the respective other party that exceed those specifically provided under this Agreement. Each party undertakes to behave fairly and cooperatively towards the other party at all times and to take fair and reasonable account of the other party's interests.

   3.10  External communications
         The parties agree to consult on any report or information on their cooperative activities before its publication. An exception to this rule is only admissible if, in the case of public relations contacts that occur orally, e.g. interviews with the press, prior consultation is not possible. In such a case, the party concerned may repeat information on the cooperation that is already in the public domain. Information that has not yet been published may not be disclosed.

   3.11  Use of company name and logo
         G&D consents to SCTN using the company name Giesecke & Devrient GmbH and the company logo in the form made available to it in Annex 2 for the term of the Agreement as follows:

         - the cooperation with G&D may be indicated on all promotional materials, using the form of expression as stated in Annex 2
         - G&D's company name and logo may be used on SCTN's Internet site in the format shown in Annex 2
         - Web site links

         SCTN consents to G&D using SCTN's company name and logo as follows:

         - Web site links
         - SCTN's company name and logo may be used on G&D's Internet site in the format shown in Annex 2
         - the cooperation with SCTN may be indicated on all promotional materials, using the form of expression as stated in Annex 2

   3.12  Alterations and additions
         The parties are aware that in the course of their cooperation alterations and additions to the subject of the Agreement will be necessary in order to sustain the effectiveness and focus of the cooperative activities. They are therefore fundamentally prepared to discuss initiatives for alterations and additions at any time with the other party. However, the parties are aware that the exercise of a certain discipline in documenting the subject of the Agreement, among other aspects, is necessary to ensure the long-term success of the cooperation. They therefore explicitly agree that alterations and additions to the subject of this Agreement shall not be legally binding unless and until they have been confirmed in writing by both parties on the same document. The text of such document shall refer to this Partnering Agreement.

   4.    Non-disclosure

   4.1 The parties hereto agree to treat all information in connection with this Agreement and all other confidential information belonging to the parties and/or affiliated organizations as confidential.

   4.2 Unless explicitly otherwise agreed by the parties, "confidential information" shall be taken to mean:

         a) All and any information that one of the parties to this Agreement has designated as confidential.
         b) Lists of customers, lists of suppliers, detailed information on customers, accounting data and information on business plans and business activities in the fields of administration, finance or marketing.
         c) Technical specifications, drawings, descriptions, blueprints, documents, tapes, samples etc.

   4.3 The parties agree to treat such confidential information as secret and not to use it, in whole or in part, for any purposes other than for the fulfillment of this Agreement. The parties hereto agree not to disclose confidential information to third parties, either by publication or in any other form, unless both parties agree to such disclosure. Either party may disclose confidential information of the other party or of the customer to its employees or affiliated companies if this is necessary for fulfillment of this Agreement. However, this presupposes that the employees or affiliated companies concerned have entered into an obligation to maintain confidentiality in such a way as if they were themselves parties to this Agreement.

   4.4 The provisions of this Agreement and the resulting circumstances shall also be treated as confidential.

   4.5   This clause does not protect confidential information that

         a) is or becomes publicly accessible without breach of this Agreement,
         b) one of the parties has received from third parties in a legally permissible way without being bound by an obligation to preserve confidentiality,
         c)       must be published, according to statutory or common law,
         d) one of the parties can prove by means of written records that it has developed independently,
         e) has been released in writing for publication by the party to which it belongs.

   4.6 On demand, or on expiry or termination of this Agreement, each party shall return to the other party all written documents or descriptive materials, including drawings, blueprints, descriptions or other papers, documents, tapes or any other medium that contains confidential information belonging to the other party. Both parties undertake to conclude agreements with those of their employees or other persons who have access to confidential information belonging to the parties in such a way that fulfillment of the provisions of this Agreement can be ensured.

   4.7 All and any original materials or documents that have been drawn up, produced or prepared by either party as a consequence of this Agreement are property of the party that has produced these materials or documents. Neither party will copy, in whole or in part, any original materials that have been developed under this Agreement by the other party, unless this serves the purposes of this Agreement.

   5.    Exclusivity
         As soon as the partners have begun to work jointly on a proposal for a specific customer, that has been generated through the customer acquisition plan, stated in 3.3, or have called on a customer together, they will not cooperate in the same matter with a competitor of the respective other partner or pursue the matter alone without the other partner. This shall only not apply in the event that cooperation with a specific competitor and/or a certain structure for fulfillment of the contract is explicitly requested by the customer in writing. However, here too the parties undertake to use their best efforts to enable the other party to maintain its interests.
         Beyond this, the parties will cooperate exclusively with each other only if this is explicitly stated in a separate written agreement relating to the handling of a concrete proposal.

   6.    Proposals; Agreements with Third Parties
         This Partnering Agreement does not constitute an adequate basis for submitting joint or coordinated proposals or concluding joint or coordinated agreements with customers, suppliers or other third parties. In these cases the cooperative activity takes place solely on the basis of separate, written agreements that must be concluded adequately in advance of such activity.

   7.    Liability

   7.1 Neither of the parties hereto shall be liable to the other for any breach of obligations under this Agreement if such breach is due to circumstances beyond its control, in particular to cases of force majeure.

   7.2 Irrespective of the nature of the claim, each party shall only be liable to the other for actual, provable damage or loss caused by this party with harmful intent or by negligence. Each party's liability towards the other party under this Agreement shall be limited to the sum of USD 25,000 . Neither party shall be liable to the other under any circumstances for indirect or consequential damage or losses, including loss of profit.

   7.3 The above provisions comprehensively govern all legal consequences and the entire liability of each party in connection with matters under this Agreement, with the exception of claims based on mandatory law.

   8.    Termination

   8.1 Either party may terminate this Agreement effective at the end of a calendar year by giving the other party three months' prior written notice.

   8.2 The right of either party to terminate for cause remains intact. Cause for termination may be given in the following instances:

         o if one of the parties hereto has persistently failed to comply with material obligations under this Agreement,

         o if insolvency proceedings have been instituted against one of the parties,

         o if there is a material change in the ownership or management structure of SCTN that results in a situation where SCTN is owned or controlled by a competitor of G&D.

   8.3 The provision in 4. above concerning non-disclosure shall survive termination of this Agreement.

   9.    Other provisions

   9.1 Unless otherwise explicitly provided in this Agreement or elsewhere, each party itself bears the expenses that it incurs as a result of this Partnering Agreement, e.g. costs of travel, working time, materials.

   9.2 Each party acts as an independent organization and no agency, partnership, joint venture or other joint marketing relationship is established by this Agreement or its implementation. In particular no joint property or joint assets and liabilities are created thereby.

   9.3 If any term or provision of this Agreement is invalid, legally ineffective or unenforceable, the validity, legal effectiveness and enforceability of the remaining provisions shall not be affected thereby. In such a case, the parties shall agree on a legally effective provision that comes as close as possible to their original intentions. The same applies analogously to any omission from the contractual provisions.

   9.4 This Agreement shall be construed in accordance with and governed by German substantive law. Place of jurisdiction is Munich.

   9.5 Amendments to this Agreement shall not be effective unless agreed explicitly in writing.

   10.   Annexes


Annex 1: Lead Details
Annex 2: Company Name and Logo


Signed in Munich on Oct. 23rd, 2001          Signed in Munich on Oct. 23rd, 2001


/s/ D. Bulle                                 /s/ C. Hirschvogel
-----------------------------                ------------------------------
ppa Dieter Bulle                             i.A. Christian Hirschvogel
Giesecke & Devrient GmbH                     Giesecke & Devrient GmbH
Executive Vice President                     Product Marketing Manager



Signed in Aliso Viejo on Sept. 24th, 2001

/s/ Jim Williams
--------------------
Jim Williams
SCTN LLC
CEO and President

                             Annex 1, Lead Details

                        Annex 2 , Company Name and Logo




[Company Logo] Giesecke & Devrient